UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

Toll Brothers, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

The Board of Directors, at a meeting held on September 22, 2010, promoted Martin P. Connor, age 46, to the offices of Chief Financial Officer and Treasurer of Toll Brothers, Inc. (the “Company”). These positions had been held by Joel H. Rassman, who passed away on September 14, 2010 after a lengthy illness. Mr. Connor, who had been serving as Assistant Chief Financial Officer since December of 2008, is also a Senior Vice President of the Company. His employment and subsequent promotions were part of a succession planning process involving management and the Board of Directors.

Mr. Connor joined the Company as Vice President and Assistant Chief Financial Officer in December 2008 and was elected a Senior Vice President in December 2009. From June 2008 to December 2008, Mr. Connor was President of Marcon Advisors LLC, a finance and accounting consulting firm which he founded. From October 2006 to June 2008, Mr. Connor was Chief Financial Officer and Director of Operations for O’Neill Properties, a diversified commercial real estate developer in the Mid-Atlantic area. Prior to October 2006, he spent over 20 years at Ernst & Young LLP as an Audit and Advisory Business Services Partner, responsible for the real estate practice for Ernst & Young LLP in the Philadelphia marketplace. For the seven year period from 1998 to 2005, he served on the Toll Brothers, Inc. relationship.

A copy of the Company’s press release announcing Mr. Connor’s promotion is attached hereto as Exhibit 99.1.

There is no arrangement or understanding between Mr. Connor and any other person pursuant to which Mr. Connor was elected as Chief Financial Officer and Treasurer of the Company. Mr. Connor does not have a family relationship with any of the officers or directors of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1	Press Release of Toll Brothers, Inc. issued September 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2010

TOLL BROTHERS, INC.

By: Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer